Exhibit j(iv)
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm included on the cover page and under the caption of "Independent Registered Public Accounting Firm" and "Portfolio Holdings Disclosure" in the Statement of Additional Information. We also consent to the reference to our firm under the caption "Financial Highlights" in the Prospectuses and to the use of our reports dated May 17, 2007 on the financial statements and financial highlights of the USAA California Bond Fund, the USAA California Money Market Fund, the USAA Florida Tax-Free Income Fund, the USAA Florida Tax-Free Money Market Fund, the USAA Tax Exempt Intermediate-Term Fund, the USAA Tax Exempt Long-Term Fund, the USAA New York Bond Fund, the USAA New York Money Market Fund, the USAA Tax Exempt Short-Term Fund, the USAA Tax Exempt Money Market Fund, the USAA Virginia Bond Fund, and the USAA Virginia Money Market Fund as of and for the year ended March 31, 2007 in the Post-Effective Amendment Number 25 to the Registration Statement (Form N-1A No. 33-65572).


                                       /s/ Ernst & Young LLP

San Antonio, Texas
July 25, 2007